SIGNING DEBENTURE

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION REQUIREMENTS THEREOF OR EXEMPTION THEREFROM.

NATURALSHRIMP INCORPORATED

CONVERTIBLE DEBENTURE DUE MARCH 28, 2020

Issuance Date: March 28, 2017 Principal Amount: $100,000.00

FOR VALUE RECEIVED, NATURALSHRIMP INCORPORATED, a corporation organized and existing under the laws of the State of Nevada) (the "Company"), hereby promises to pay to **PEAK ONE OPPORTUNITY FUND, L.P.**, having its address at 333 South Hibiscus Drive, Miami Beach, FL 33139, or its assigns (the "Holder" and together with the other holders of Debentures issued pursuant to the Securities Purchase Agreement (as defined below), the "Holders"), the initial principal sum of One Hundred Thousand and 00/100 Dollars ($100,000.00) (subject to adjustment as provided herein, the "Principal Amount") on March 28, 2020 (the "Maturity Date"). The Company has the option to redeem this Debenture prior to the Maturity Date pursuant to Section 2(b). All unpaid principal due and payable on the Maturity Date shall be paid in the form of Common Stock of the Company, par value $0.0001 per share ("Common Stock") pursuant to Section 3. The Holder has the option to cause any outstanding principal and accrued interest, if any, on this Debenture to be converted into Common Stock at any time prior to the Redemption Date (as defined below) or the Maturity Date pursuant to Section 2(a).

This Debenture is one of the Debentures referred to in the Securities Purchase Agreement (the "Securities Purchase Agreement") dated as of March 16, 2017, between the Company and the Holder. Capitalized terms used but not defined herein shall have the meanings set forth in the Securities Purchase Agreement. This Debenture is subject to the provisions of the Securities Purchase Agreement and further is subject to the following additional provisions:

1. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act and other applicable state and foreign securities laws. The Holder may transfer or assign this Debenture (or any part thereof) without the prior consent of the Company, and the Company shall cooperate with any such transfer. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other Person, that it receive reasonable transfer documentation including legal opinions that the issuance of the Debenture in such other name does not and will not cause a violation of the Securities Act or any applicable state or foreign securities laws or is exempt from the registration requirements of the Securities Act. Prior to due presentment for transfer of this Debenture to

which the Company has consented, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Company's books and records of outstanding debt securities and obligations ("Debenture Register") as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

2. Conversion at Holder's Option; Redemption at Company's Option.

a. The Holder is entitled to, at any time or from time to time, convert the Conversion Amount (as defined below) into Conversion Shares, at a conversion price for each share of Common Stock (the "Conversion Price") equal to either: (i) if no Event of Default (as defined herein) has occurred and the date of conversion is prior to the date that is one hundred eighty (180) days after the Issuance Date, $0.30, or (ii) if an Event of Default has occurred or the date of conversion is on or after the date that is one hundred eighty (180) days after the Issuance Date, the lesser of (a) $0.30 or (b) Sixty percent (60%) of the lowest closing bid price (as reported by Bloomberg LP) of the Common Stock for the twenty (20) Trading Days immediately preceding the date of the date of conversion of the Debentures (provided, further, that if either the Company is not DWAC Operational at the time of conversion or the Common Stock is traded on the OTC Pink ("OTCP") at the time of conversion, then Sixty percent (60%) shall automatically adjust to Fifty Five percent (55%) of the lowest closing bid price (as reported by Bloomberg LP) of the Common Stock for the twenty (20) Trading Days immediately preceding the date of conversion of the Debentures), subject in each case to equitable adjustments resulting from any stock splits, stock dividends, recapitalizations or similar events. The Company shall issue irrevocable instructions to its Transfer Agent regarding conversions such that the transfer agent shall be authorized and instructed to issue Conversion Shares upon its receipt of a Notice of Conversion without further approval or authorization from the Company. For purposes of this Debenture, the "Conversion Amount" shall mean the sum of (A) all or any portion of the outstanding Principal Amount of this Debenture, as designated by the Holder upon exercise of its right of conversion plus (B) any interest, pursuant to Section 10 or otherwise, that has accrued on the portion of the Principal Amount that has been designated for payment pursuant to (A).

Conversion shall be effectuated by delivering by facsimile, email or other delivery method to the Transfer Agent of the completed form of conversion notice attached hereto as Annex A (the "Notice of Conversion"), executed by the Holder of the Debenture evidencing such Holder's intention to convert this Debenture or a specified portion hereof. No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The Holder may, at its election, deliver a Notice of Conversion to either the Company or the Transfer Agent. The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Company or the Transfer Agent, as the case may be, receives by fax, email or other means of delivery used by the Holder the Notice of Conversion (such receipt being evidenced by electronic confirmation of delivery by facsimile or email or confirmation of delivery by such other delivery method used by the Holder). Delivery of a Notice of Conversion to the Transfer Agent may be given by the Holder by facsimile at 727-289-0010, by email to kwhiteside@islandstocktransfer.com or by delivery to the Transfer Agent at the address set forth in the Transfer Agent Instruction Letter (or such other contact facsimile number, email or street address as may be designated by the Transfer Agent to the Holder). Delivery of a Notice of

Conversion to the Company shall be given by the Holder pursuant to the notice provisions set forth in Section 10 of the Agreement. The Conversion Shares must be delivered to the Holder within two (2) business days from the date of delivery of the Notice of Conversion to the Transfer Agent or Company, as the case may be. Conversion shares shall be delivered by DWAC so long as the Company is then DWAC Operational, unless the Holder expressly requests delivery in certificated form or the Conversion Shares are in the form of Restricted Stock and are required to bear a restrictive legended. Conversion Shares shall be deemed delivered (i) if delivered by DWAC, upon deposit into the Holder's brokerage account, or (ii) if delivered in certificated form, upon the Holder's actual receipt of the Conversion Shares in certificated form at the address specified by the Holder in the Notice of Conversion, as confirmed by written receipt.

Notwithstanding the foregoing, unless the Holder delivers to the Company written notice at least sixty-one (61) days prior to the effective date of such notice that the provisions of this paragraph (the "Limitation on Ownership") shall not apply to such Holder, in no event shall a holder of Debentures have the right to convert Debentures into, nor shall the Company issue to such Holder, shares of Common Stock to the extent that such conversion would result in the Holder and its affiliates together beneficially owning more than 4.99% of the then issued and outstanding shares of Common Stock. For purposes hereof, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13D-G under the Exchange Act.

b. So long as no Event of Default (as defined in Section 10) shall have occurred and be continuing (whether such Event of Default has been declared by the Holder) (unless the Holder consents to such redemption notwithstanding such Event of Default, as described in clause (v), below), the Company may at its option call for redemption all or part of the Debentures, with the exception of any portion thereof which is the subject of a previously-delivered Notice of Conversion, prior to the Maturity Date, as follows:

(i) The Debentures called for redemption shall be redeemable by the Company, upon not more than two (2) days written notice, for an amount (the "Redemption Price") equal to: (i) if the Redemption Date (as defined below) is ninety (90) days or less from the date of issuance of this Debenture, One Hundred Five percent (105%) of the sum of the Principal Amount so redeemed plus accrued interest, if any; (ii) if the Redemption Date is greater than or equal to one ninety-one (91) days from the date of issuance of this Debenture and less than or equal to one hundred twenty (120) days from the date of issuance of this Debenture, One Hundred Fifteen percent (115%) of the sum of the Principal Amount so redeemed plus accrued interest, if any; (iii) if the Redemption Date is greater than or equal to one hundred twenty one (121) days from the date of issuance of this Debenture and less than or equal to one hundred fifty (150) days from the date of issuance of this Debenture, One Hundred Twenty percent (120%) of the sum of the Principal Amount so redeemed plus accrued interest, if any; (iv) if the Redemption Date is greater than or equal to one hundred fifty one (151) days from the date of issuance of this Debenture and less than or equal to one hundred eighty (180) days from the date of issuance of this Debenture, One Hundred Thirty percent (130%) of the sum of the Principal Amount so redeemed plus accrued interest, if any; and (v) if either (1) the Debentures are in default but the Holder consents to the redemption notwithstanding such default or (2) the Redemption Date is greater than or equal to one hundred eighty one (181) days from the date of issuance of this Debenture, One Hundred Forty percent (140%) of the sum of the Principal

Amount so redeemed plus accrued interest, if any. The date upon which the Debentures are redeemed and paid shall be referred to as the "Redemption Date" (and, in the case of multiple redemptions of less than the entire outstanding Principal Amount, each such date shall be a Redemption Date with respect to the corresponding redemption).

(ii) If fewer than all outstanding Debentures are to be redeemed and are held by different investors, then all Debentures shall be partially redeemed on a *pro rata* basis.

(iii) [Reserved]

(iv) On the Redemption Date, the Company shall cause the Holders whose Debentures have been presented for redemption to be issued payment of the Redemption Price. In the case of a partial redemption, the Company shall also issue new Debentures to the Holders for the Principal Amount remaining outstanding after the Redemption Date promptly after the Holders' presentation of the Debentures called for redemption.

(v) To effect a redemption the Company shall provide a written notice to the Holder(s) not more than two (2) days prior to the Redemption Date (the "Redemption Notice"), setting forth the following:

1. the Redemption Date;

2. the Redemption Price;

3. the aggregate Principal Amount of the Debentures being called for redemption;

4. a statement instructing the Holders to surrender their Debentures for redemption and payment of the Redemption Price, including the name and address of the Company or, if applicable, the paying agent of the Company, where Debentures are to be surrendered for redemption;

5. a statement advising the Holders that the Debentures (or, in the case of a partial redemption, that portion of the Principal Amount being called for redemption) as of the Redemption Date will cease to be convertible into Common Stock as of the Redemption Date; and

6. in the case of a partial redemption, a statement advising the Holders that after the Redemption Date a substitute Debenture will be issued by the Company after deduction the portion thereof called for redemption, at no cost to the Holder, if the Holder so requests.

Notwithstanding the foregoing, in the event the Company issues a Redemption Notice but fails to fund the redemption on the Redemption Date, then such Redemption Notice shall be null and void, and (i) the Holder(s) shall be entitled to convert the Debentures previously the subject of

the Redemption Notice, and (ii) the Company may not redeem such Debentures for at least thirty (30) days following the intended Redemption Date that was voided, and the Company shall be required to pay to the Holder(s) the Redemption Price simultaneously with the issuance of a Redemption Notice in connection with any subsequent redemption pursued by the Company.

3. Unless demand has otherwise been made by the Holder in writing for payment in cash as provided hereunder, and so long as no Event of Default shall exist (whether or not notice thereof has been delivered by the Holder to the Company), any Debentures not previously tendered to the Company for conversion as of the Maturity Date shall be deemed to have been surrendered for conversion, without further action of any kind by the Company or any of its agents, employees or representatives, as of the Maturity Date at the Conversion Price applicable on the Maturity Date ("Mandatory Conversion").

4. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional to convert this Debenture into Common Stock, at the time, place, and rate herein prescribed. This Debenture is a direct obligation of the Company.

5. If the Company (a) merges or consolidates with another corporation or business entity and the Company is not the surviving entity or (b) sells or transfers all or substantially all of its assets to another Person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee will agree that this Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any (i) proposed merger or consolidation where the Company is not the surviving entity or (ii) sale or transfer of all or substantially all of the assets of the Company (in either such case, a "Sale"), the Holder shall have the right to convert by delivering a Notice of Conversion to the Company within fifteen (15) days of receipt of notice of such Sale from the Company.

6. If, at any time while any portion of this Debenture remains outstanding, the Company effectuates a stock split or reverse stock split of its Common Stock or issues a dividend on its Common Stock consisting of shares of Common Stock or otherwise recapitalizes its Common Stock, the Conversion Price shall be equitably adjusted to reflect such action. By way of illustration, and not in limitation, of the foregoing (i) if the Company effectuates a 2:1 split of its Common Stock, thereafter, with respect to any conversion for which the Company issues the shares after the record date of such split, the Conversion Price shall be deemed to be one-half of what it had been calculated to be immediately prior to such split; (ii) if the Company effectuates a 1:10 reverse split of its Common Stock, thereafter, with respect to any conversion for which the Company issues the shares after the record date of such reverse split, the Conversion Price shall be deemed to be the amount of such Conversion Price calculated immediately prior to the record date multiplied by 10; and (iii) if the Company declares a stock dividend of one share of Common Stock for every 10 shares outstanding, thereafter, with respect to any conversion for which the Company issues the shares after the record date of such dividend, the Conversion Price

shall be deemed to be the amount of such Conversion Price calculated immediately prior to such record date multiplied by a fraction, of which the numerator is the number of shares for which a dividend share will be issued and the denominator is such number of shares plus the dividend share(s) issuable or issued thereon.

7. All payments contemplated hereby to be made "in cash" shall be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments of cash and each delivery of shares of Common Stock issuable to the Holder as contemplated hereby shall be made to the Holder to an account designated by the Holder to the Company and if the Holder has not designated any such accounts at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time; except that the Holder may designate, by notice to the Company, a different delivery address for any one or more specific payments or deliveries.

8. The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the Shares of Common Stock issuable upon conversion thereof except in compliance with the terms of the Securities Purchase Agreement and under circumstances which will not result in a violation of the Securities Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

9. This Debenture shall be governed by and construed in accordance with the laws of the State of Nevada. Each of the parties consents to the exclusive jurisdiction and venue of the state and/or federal courts located in Miami-Dade County, Florida in connection with any dispute arising under this Agreement. This provision is intended to be a "mandatory" forum selection clause and governed by and interpreted consistent with Florida law (Nevada law governing all other, substantive matters). Each of the parties hereby consents to the exclusive jurisdiction and venue of any state or federal court having its situs in said county, and each waives any objection based on forum non conveniens. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under this Debenture or the Securities Purchase Agreement.

10. The following shall constitute an "Event of Default":

a. The Company fails in the payment of principal or interest (to the extent that interest is imposed under this Section 10) on this Debenture as required to be paid in cash hereunder, and payment shall not have been made for a period of five (5) business days following the payment due date (as to which no further cure period shall apply); or

b. Any of the representations or warranties made by the Company herein, in the Securities Purchase Agreement or in any certificate or financial or other written statements heretofore or hereafter furnished by the Company to the Holder in connection with the issuance of this Debenture, shall be false or misleading (including without limitation by way of the misstatement of a material fact or the omission of a material fact) in any material respect at the time made (as to which no cure period shall apply); or

c. The Company fails to remain listed on OTCP, OTCQB, or OTCQX, or a more senior stock exchange any time from the date hereof to the Maturity Date for a period in excess of five (5) Trading Days (as to which no further cure period shall apply); or

d. The Company (i) fails to timely file required SEC reports when due (including extensions), becomes, is deemed to be or asserts that it is a "shell company" at any time for purposes of the 1933 Act, and Rule 144 promulgated thereunder or otherwise takes any action, or refrains from taking any action, the result of which makes Rule 144 under the 1933 unavailable to the Holder for the sale of their Securities, (ii) fails to issue shares of Common Stock to the Holder or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, (iii) fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture and such transfer is otherwise lawful, (iv) fails to remove any restrictive legend or to cause its Transfer Agent to transfer any certificate or any shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by the relevant Transaction Document(s) and such legend removal is otherwise lawful, or (v) the Company fails to perform or observe any of its obligations under the Section 5 of the Agreement or under the Transfer Agent Instruction Letter (no cure period shall apply in the case of clauses (i) through (v) above, inclusive); or

e. The Company fails to perform or observe, in any material respect (i) any other covenant, term, provision, condition, agreement or obligation set forth in the Debenture, (subject to a cure period of three (3) days other than in the case of a failure under Section 5 hereof, as to which no cure period shall apply), or (ii) any other covenant, term, provision, condition, agreement or obligation of the Company set forth in the Securities Purchase Agreement and such failure shall continue uncured for a period of either (1) three (3) days after the occurrence of the Company's failure under Section 4(d), (e) (except as described in Section 10(c) hereof, as to which Section 10(c) hereof shall control), (f), (g) or (h) of the Securities Purchase Agreement, or (2) ten (10) days after the occurrence of the Company's failure under any other provision of the Securities Purchase Agreement not otherwise specifically addressed in the Events of Default set forth in this Section 10; or

f. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business (as to which no cure period shall apply); or

g. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment (as to which no cure period shall apply); or

h. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter (as to which no cure period shall apply); or

i. Any money judgment, writ or warrant of attachment, or similar process (including an arbitral determination), in excess of Fifty Thousand Dollars ($50,000) in the aggregate shall be entered or filed against the Company or any of its properties or other assets (as to which no cure period shall apply); or

j. The occurrence of a breach or an event of default under the terms of any indebtedness or financial instrument of the Company or any subsidiary (including but not limited to any Subsidiary) of the Company in an aggregate amount in excess of Fifty Thousand Dollars ($50,000) or more which is not waived by the creditors under such indebtedness (as to which no cure period shall apply); or

k. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding (as to which no further cure period shall apply); or

l. The issuance of an order, ruling, finding or similar adverse determination the SEC, the Secretary of State of the State of Nevada or Florida, the National Association of Securities Dealers, Inc. or any other securities regulatory body (whether in the United States, Canada or elsewhere) having proper jurisdiction that the Company and/or any of its past or present directors or officers have committed a material violation of applicable securities laws or regulations (as to which no cure period shall apply); or

m. The Company shall have its Common Stock suspended or delisted from a national securities exchange or an electronic quotation service such as the OTCP, OTCQB, or OTCQX for a period in excess of five (5) Trading Days (as to which no further cure period shall apply); or

n. Any of the following shall occur and be continuing: a breach or default by any party under (a) any agreement identified by the Company in its SEC filings as a material agreement or (b) any note or other form of indebtedness in favor of the Company representing indebtedness of at least Fifty Thousand Dollars ($50,000.00), irrespective of whether such breach or default was waived (as to which no cure period shall apply); or

o. Notice of a Material Adverse Effect is provided by the Company or the determination in good faith by the Holder that a Material Adverse Effect has occurred (as to which no cure period shall apply); or

p. The Company attempts to modify, amend, withdraw, rescind, disavow or repudiate any part of the Irrevocable Instructions (as to which no cure period shall apply).

q. Any attempt by the Company or its officers, directors, and/or affiliates to transmit, convey, disclose, or any actual transmittal, conveyance, or disclosure by the Company or its officers, directors, and/or affiliates of, material non-public information concerning the

Company, to the Holder or its successors and assigns, which is not immediately cured by Company's filing of a Form 8-K pursuant to Regulation FD on that same date.

r. At any time while this Debenture is outstanding, the lowest traded price on the OTCP, OTCQB, or OTCQX, or other applicable principal trading market for the Common Stock, is equal to or less than $0.0001.

Then, or at any time thereafter, the Company shall immediately give written notice of the occurrence of such Event of Default to the Holders of all Debentures then outstanding, and in each and every such case, unless such Event of Default shall have been waived in writing by a majority in interest of the Holders of the Debentures (which waiver shall not be deemed to be a waiver of any subsequent default), then at the option of a majority in interest of the Holders and in the discretion of a majority in interest of the Holders, take any or all of the following actions: (i) pursue remedies against the Company in accordance with any of the Holder's rights, (ii) increase the interest rate applicable to the Debentures to the lesser of eighteen percent (18%) per annum and the maximum interest rate allowable under applicable law, (iii) in the case of an Event of Default under Section 10(e)(ii)(1) based on the Company's failure to be DWAC Operational, increase the Principal Amount to an amount equal to one hundred five percent (105%) of the then-outstanding Principal Amount, (iv) in the case of an Event of Default under Section 10(d)(i), increase the Principal Amount to an amount equal to one hundred ten percent (110%) of the then-outstanding Principal Amount, (v) in the case of an Event of Default under Section 10(d)(i) through (v), increase the Principal Amount of the relevant Holder's Debenture by One Thousand Dollars and 00/100 ($1,000.00) for each day the related failure continues, (vi) in the case of an Event of Default under Section 10(d)(ii) through (v) arising from an untimely delivery to the Holder of Conversion Shares or shares of Common Stock in de-legended form, if the closing bid price of the Common Stock on the Trading Day immediately prior to the actual date of delivery of Conversion Shares or de-legended shares, as the case may be, is less than the closing bid price on the Trading Day immediately prior to the date when Conversion Shares or de-legended shares were required to be delivered, increase the Principal Amount of the relevant Holder's Debenture by an amount per share equal to such difference, and (vii) following the expiration of the applicable grace period (if any), at the option and discretion of the Holder, accelerate the full indebtedness under this Debenture, in an amount equal to one hundred forty percent (140%) of the outstanding Principal Amount and accrued and unpaid interest (the "Acceleration Amount"), whereupon the Acceleration Amount shall be immediately due and payable, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything contained herein, in the Securities Purchase Agreement or in any other note or instruments to the contrary notwithstanding. In the case of an Event of Default under Section 10(d)(ii), the Holder may either (i) declare the Acceleration Amount to exclude the Conversion Amount that is the subject of the Event of Default, in which case the Acceleration Amount shall be based on the remaining Principal Amount and accrued interest (if any), in which case the Company shall continue to be obligated to issue the Conversion Shares, or (ii) declare the Acceleration Amount to include the Conversion Amount that is the subject of the Event of Default, in which case the Acceleration Amount shall be based on the full Principal Amount, including the Conversion Amount, and accrued interest (if any), whereupon the Notice of Conversion shall be deemed withdrawn. At its option, the Holder may elect to convert the Debenture pursuant to Section 2 notwithstanding the prior declaration of a default and acceleration, in the sole discretion of such Holder. A majority in interest of the Holders may immediately enforce any and all of the Holder's rights and remedies provided

herein or any other rights or remedies afforded by applicable law. Notwithstanding the foregoing, in the case of a default under Section 10(d)(ii) through (iv), the Holder of the Debenture sought to be converted, transferred or de-legended, as the case may be, acting singly, shall have the sole and absolute discretion to increase the applicable interest rate on the Debentures held by such Holder and/or to accelerate the Debenture(s) held by such Holder. The Company expressly acknowledges and agrees that the Holder's exercise of any or all of the remedies provided herein or under applicable law, including without limitation the increase(s) in the Principal Amount and the Acceleration Amount as may be declared in the case of a default, is reasonable and appropriate due to the inability to define the financial hardship that the Company's default would impose on the Holders. To the extent that the Holder's exercise of any of its remedies in the case of an Event of Default shall be construed to exceed the maximum interest rate allowable under applicable law, then such remedies shall be reduced to equal the maximum interest rate allowable under applicable law

11. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

12. This Debenture may be amended only by the written consent of the parties hereto. Notwithstanding the foregoing, the Principal Amount of this Debenture shall automatically be reduced by any and all Conversion Amounts (to the extent that the same relate to principal hereof). In the absence of manifest error, the outstanding Principal Amount of the Debenture on the Holder's book and records shall be the correct amount.

13. In the event of any inconsistency between the provisions of this Debenture and the provisions of any other Transaction Document, the provisions of this Debenture shall prevail. Without limiting the generality of the foregoing, in the event the Transfer Agent is not required to transfer any Common Stock, issue Conversion Shares or de-legended shares of Restricted Stock pursuant to the Transfer Agent Instruction Letter, this shall not operate as an excuse, extension or waiver of the Company's obligation to issue and deliver Conversion Shares or de-legended Restricted Stock.

14. The Company specifically acknowledges and agrees that in the event of a breach or threatened breach by the Company of any provision hereof or of any other Transaction Document, the Holder will be irreparably damaged, and that damages at law would be an inadequate remedy if this Debenture or such other Transaction Document were not specifically enforced. Therefore, in the event of a breach or threatened breach by the Company, the Holder shall be entitled, in addition to all other rights and remedies, to an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for a specific performance of the provisions of this Debenture and the other Transaction Documents.

15. No waivers or consents in regard to any provision of this Debenture may be given other than by an instrument in writing signed by the Holder.

16. Each time, while this Debenture is outstanding, the Company enters into a Section 3(a)(9) transaction (including but not limited to the issuance of new promissory notes or

debentures, or of a replacement promissory note or debenture), or Section 3(a)(10) transaction, in which any 3rd party has the right to convert monies owed to that 3rd party (or receive shares pursuant to a settlement or otherwise) at a discount to market greater than the Conversion Price in effect at that time (prior to all other applicable adjustments in this Debenture), then the Conversion Price shall be automatically adjusted to such greater discount percentage (prior to all applicable adjustments in this Debenture) until this Debenture is no longer outstanding. Each time, while this Debenture is outstanding, the Company enters into a Section 3(a)(9) transaction (including but not limited to the issuance of new promissory notes or debentures, or of a replacement promissory note or debenture), or Section 3(a)(10) transaction, in which any 3rd party has a look back period greater than the look back period in effect under this Debenture at that time (currently a twenty (20) Trading Day look back period as described in this Debenture applies), then the Holder's look back period shall automatically be adjusted to such greater number of days until this Debenture is no longer outstanding. The Company shall give written notice to the Holder, with the adjusted Conversion Price and/or adjusted look back period (each adjustment that is applicable due to the triggering event), within one (1) business day of an event that requires any adjustment described in this section.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by an officer thereunto duly authorized as of the date of issuance set forth above.

NATURALSHRIMP INCORPORATED

By: [signature]
Name: Bill Williams
Title: Chief Executive Officer

[Signature Page to Convertible Debenture]